Exhibit 5.2

                               [Letterhead of]

                   WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP

                                                    May 3, 2002


Ira M. Dansky, Esq.
Jones Apparel Group, Inc.
1411 Broadway
New York, NY 10018

Re:      Jones Apparel Group, Inc. -- Registration Statement on
         Form S-3
         ------------------------------------------------------

Dear Mr. Dansky:

     As special Pennsylvania counsel to Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company"), we have been requested to render this opinion in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission (the "SEC") on May 3, 2002, under the Securities Act of 1933.

     The Registration Statement relates to the proposed sale from time to time of up to an aggregate of 562,947 shares of the Company's common stock (the "Shares") by the selling shareholder named therein. The selling shareholder acquired the Shares in connection with the acquisition by the Company of all of the outstanding stock of Gloria Vanderbilt Apparel Corp., and certain assets of Gloria Vanderbilt Trademark B.V., on April 8, 2002.

     For purposes of this opinion we have examined the Registration Statement; the resolutions of the Board of Directors of the Company dated March 11, 2002; the Registration Rights Agreement, dated March 18, 2002, by and among the Company, G.V. Trademark Investments Ltd. and Gloria Vanderbilt Trademark B.V.; the Amended and Restated Articles of Incorporation of the Company; the Amended and Restated Bylaws of the Company; a Subsistence Certificate dated April 23, 2002, issued by the Secretary of the Commonwealth of Pennsylvania with respect to the Company; the agreements pursuant to which the Shares were issued; and such other documents as we have deemed necessary for the purpose of rendering this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.


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Page 2

     As special Pennsylvania counsel to the Company, we are not familiar with all of the Company's affairs. As a further basis for this opinion, we have made such inquiry of the Company and have received such certifications from an officer of the Company as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, and are validly issued, fully paid and non-assessable.

     We are attorneys admitted to the Bar in the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any jurisdiction. Our examination of law relevant to the matters covered by this opinion is limited to Pennsylvania law.

     The opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws currently in effect. No opinion may be inferred or is implied beyond matters expressly set forth herein, and we do not undertake and assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any change in law which may hereafter occur.

     This opinion is furnished for your benefit only and may not be used or relied upon by any other person or entity or in connection with any other transaction without our prior written consent.

     We hereby consent to the reference to this Firm under the heading "Validity of Securities" in the Registration Statement and in the prospectus that is part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,




                                    /s/ WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP
                                    -------------------------------------------
                                    WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP